                       CONSENT OF INDEPENDENT ACCOUNTANTS

We  hereby  consent  to the  incorporation  by  reference  in this  Registration
Statement  on Form N-1A of our report dated  February 20, 2003,  relating to the financial  statements and financial highlights which appears in the December 31,
2002  Annual  Report  to  Shareholders  of  GAM  Funds,   Inc.  which  are  also
incorporated by reference into the  Registration  Statement.  We also consent to the references to us under the headings "Financial  Highlights" and "Independent
Accountants" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
November 21, 2003